     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996
                                                    REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DISTRICT OF COLUMBIA                     53-0261100
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

                            ------------------------

                            10400 CONNECTICUT AVENUE
                           KENSINGTON, MARYLAND 20895
                                 (301) 929-5900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                            ------------------------

                              MR. LARRY E. FINGER
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                            10400 CONNECTICUT AVENUE
                           KENSINGTON, MARYLAND 20895
                                 (301) 929-5900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

     JEFFREY E. JORDAN, ESQ.           CATHERINE S. GALLAGHER, ESQ.
 ARENT FOX KINTNER PLOTKIN & KAHN         ANDREWS & KURTH L.L.P.
  1050 CONNECTICUT AVENUE, N.W.       1701 PENNSYLVANIA AVENUE, N.W.
      WASHINGTON, D.C. 20036              WASHINGTON, D.C. 20006
          (202) 857-6473                      (202) 662-2700

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. / /
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                                            AMOUNT
        TITLE OF EACH CLASS OF               TO BE            PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED      OFFERING PRICE PER UNIT    AGGREGATE OFFERING PRICE    REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------------
Debt Securities(1)(2).................   $ 100,000,000              (3)                    $100,000,000             $34,483(4)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Subject to note (2) below, there are being registered an indeterminate principal amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregated initial offering price not to exceed $100,000,000 less the dollar amount of any securities previously issued hereunder.
(2) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000.
(3) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(4) Calculated pursuant to Rule 457(o) of the rules under the Securities Act of 1933, as amended.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 12, 1996
[WRIT LOGO]
PROSPECTUS

                                  $100,000,000

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                                DEBT SECURITIES
                            ------------------------
     Washington Real Estate Investment Trust ("WRIT" or the "Trust") may from time to time offer, in one or more series, unsecured debt securities with an aggregate public offering price of up to $100,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering (the "Securities"). The Securities may be offered in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered directly, through agents designated from time to time by the Trust or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Securities.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
            ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

                The date of this Prospectus is          , 1996.

                             AVAILABLE INFORMATION

     The Trust is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Trust's shares of beneficial interest are listed on the American Stock Exchange, 86 Trinity Place, New York, New York 10005 and reports, proxy statements and other information filed by the Trust can be inspected at such Exchange.

     The Trust has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Trust hereby incorporates by reference the following documents filed with the Commission pursuant to the Exchange Act:

          1. The Trust's Annual Report on Form 10-K for the year ended December 31, 1995.

          2. The Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

          3. The Trust's Proxy Statement dated April 22, 1996.

          4. The Trust's Current Report on Form 8-K dated May 31, 1996.

     Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be addressed to Larry
E. Finger, Washington Real Estate Investment Trust, 10400 Connecticut Avenue, Kensington, Maryland 20895, telephone (301) 929-5900 or (800) 565-9748.

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
        AVAILABLE INFORMATION...........................................................     2
        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................     2
        THE TRUST.......................................................................     3
        USE OF PROCEEDS.................................................................     3
        RATIOS OF EARNINGS TO FIXED CHARGES.............................................     3
        DESCRIPTION OF SECURITIES.......................................................     3
        ORGANIZATION OF THE TRUST.......................................................    15
        PLAN OF DISTRIBUTION............................................................    15
        LEGAL OPINIONS..................................................................    16
        EXPERTS.........................................................................    16

                                   THE TRUST

     The Trust is an equity real estate investment trust investing in income producing properties principally in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 44 properties consisting of 16 office buildings, 12 shopping centers, six high-rise apartment buildings and 10 industrial distribution properties.

     WRIT's principal objective is to increase operating income by investing in high quality real estate with strong growth potential in prime locations and aggressively managing these properties with active leasing and capital improvement programs. The percentage leased at March 31, 1996 for the Trust's properties was 90% for office buildings, 90% for shopping centers, 95% for apartment buildings and 96% for industrial distribution properties.

     Total debt (all medium term) on March 31, 1996 was $46,700,000, which represented approximately 9% of the market capitalization of the Trust.

     WRIT's income from operations and funds from operations have increased for 29 consecutive years. WRIT concentrates on increasing its funds from operations to achieve its objective of paying increasing dividends to its shareholders. Consecutive quarterly dividends have been paid for 33 years, and the annual dividend paid has increased every year since 1970.

     The Trust is a District of Columbia business trust founded in 1960. The principal offices of the Trust are located at 10400 Connecticut Avenue, Kensington, Maryland 20895, telephone (301) 929-5900 or (800) 565-9748.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust intends to use the net proceeds from the sale of Securities for general business purposes, including the acquisition and/or renovation, expansion or improvement of income-producing properties or the repayment of indebtedness drawn under the Trust's lines of credit. It is expected that properties purchased in the future will be of the same general character as those presently held by the Trust. Pending such uses, the net proceeds may be invested in short-term income producing investments such as commercial paper, government securities or money market funds that invest in government securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Trust's ratios of earnings to fixed charges for the periods shown:

THREE MONTHS
   ENDED                    YEAR ENDED DECEMBER 31,
 MARCH 31,       ----------------------------------------------
    1996         1995      1994       1993      1992      1991
- ------------     -----     -----     ------     -----     -----
    11.54x       12.95x    38.65x    366.95x    45.13x    17.94x

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continued operations and fixed charges. Fixed charges consist of interest expense (including interest costs capitalized) and the amortization of debt issuance costs.

                           DESCRIPTION OF SECURITIES

GENERAL

     The Securities will be direct unsecured obligations of the Trust and will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The Securities will be issued under an indenture (the "Indenture") between the Trust and The First National Bank of Chicago, as trustee (the "Indenture

Trustee"). A form of the Indenture has been filed as an exhibit to the Registration Statement to which this Prospectus is a part and is available for inspection at the corporate trust office of the Indenture Trustee at 14 Wall Street, Eighth Floor, New York, New York 10005. The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Securities and the Indenture are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indenture and such Securities. All Section references herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

TERMS

     Except as set forth in any Prospectus Supplement, the Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Trust or as established in the Indenture or in one or more indentures supplemental to such Indenture. All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Securities of such series, for issuances of additional Securities of such series (Section 301).

     The Indenture provides that there may be more than one Indenture Trustee thereunder, each with respect to one or more series of Securities. Any Indenture Trustee under the Indenture may resign or be removed with respect to one or more series of Securities, and a successor Indenture Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Indenture Trustee with respect to different series of Securities, each such Indenture Trustee shall be an Indenture Trustee of a trust under the Indenture separate and apart from the trust administered by any other Indenture Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by an Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Indenture Trustee under the Indenture.

     The Prospectus Supplement relating to the series of Securities being offered will contain the specific terms thereof, including:

      (1) The title of such Securities;

      (2) The aggregate principal amount of such Securities and any limit on such aggregate principal amount;

      (3) The percentage of the principal amount at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method by which any such portion shall be determined;

      (4) The date or dates, or the method for determining such date or dates, on which the principal of such Securities will be payable;

      (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Securities will bear interest, if any;

      (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (7) The place or places where the principal of (and premium, if any) and interest, if any, on such Securities will be payable, where such Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Trust in respect of such Securities and the Indenture may be served;

      (8) The period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, as a whole or in part, at the option of the Trust, if the Trust is to have such an option;

      (9) The obligation, if any, of the Trust to redeem, repay or purchase such Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (10) If other than U.S. dollars, the currency or currencies in which such Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (11) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     (12) The events of default or covenants of such Securities, to the extent different from those described herein;

     (13) Whether such Securities will be issued in certificated or book-entry form;

     (14) Whether such Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

     (16) Whether and under what circumstances the Trust will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Securities in lieu of making such payment; and

     (17) Any other terms of such Securities.

     The Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as may be set forth in any Prospectus Supplement, the Securities will not contain any provisions that would limit the ability of the Trust to incur indebtedness or that would afford holders of Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Securities will be payable at the corporate trust office of the Indenture Trustee, which initially shall be c/o First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005; provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 307 and 1002).

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to the holder of such Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

     Subject to certain limitations imposed upon Securities issued in book-entry form, the Securities of any series will be exchangeable for other Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Securities at the corporate trust office of the Indenture Trustee referred to above. In addition, subject to certain limitations imposed upon Securities issued in book-entry form, the Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the Indenture Trustee. Every Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Indenture Trustee) initially designated by the Trust with respect to any series of Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each place of payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Securities (Section 1002).

     Neither the Trust nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE

     The Trust will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Trust shall be the continuing entity, or the successor entity (if other than the Trust) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Indenture Trustee (Sections 801 and 803).

CERTAIN COVENANTS

     Limitations on Incurrence of Debt. The Indenture provides that the Trust will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication)
(i) the Trust's Total Assets as of the end of the calendar quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Indenture Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Trust's Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Trust's Total Assets being referred to as "Adjusted Total Assets") (Section 1011).

     In addition to the foregoing limitation on the incurrence of Debt, the Indenture provides that the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Trust and its Subsidiaries on a consolidated basis is greater than 40% of the Trust's Adjusted Total Assets (Section 1011).

     In addition to the foregoing limitations on the incurrence of Debt, the Indenture provides that the Trust will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Trust and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;
(ii) the repayment or retirement of any other Debt by the Trust and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
(iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Trust or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation (Section 1011).

     For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Trust or a Subsidiary whenever the Trust or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

     Maintenance of Total Unencumbered Assets. The Trust is required to maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Trust (Section 1012).

     As used herein:

     "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of the Trust and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock (as defined below).

     "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income (as defined below) of the Trust and its Subsidiaries (i) plus amounts which have been deducted for (a) interest on Debt of the Trust and its Subsidiaries, (b) provision for taxes of the Trust and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,
(f) amortization of deferred charges and (g) provision for or realized losses on properties and (ii) less amounts which have been included for gains on properties.

     "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Trust and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" of the Trust or any Subsidiary means any indebtedness of the Trust or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Trust or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Trust or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Trust or any Subsidiary as lessee which is reflected in the Trust's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Trust's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Trust or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Trust or any Subsidiary).

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of Debt Securities.

     "Encumbrance" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement, except: (i) liens for taxes
(a) which are not yet delinquent, (b) which are not in an aggregate amount, as
to the Trust and all Subsidiaries, of greater than $          or (c) which are
being contested in good faith by all appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Trust or its Subsidiaries, as the case may be, in conformity with GAAP; (ii) carriers, warehousemen's, mechanic's, materialmen's, repairmen's or other like liens (a) which are not in an aggregate amount, as to the Trust and all Subsidiaries, of
greater than $          , (b) which do not remain unsatisfied or undischarged
for a period of more than 90 days or (c) which are being contested in good faith by all appropriate proceedings; (iii) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (v) easements, rights of way, restrictions, development orders, plats and other similar encumbrances.

     "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Trust or by one or more other Subsidiaries of the Trust. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

     "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) all other assets of the Trust and its Subsidiaries not subject to an Encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unsecured Debt" means Debt of the Trust or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Trust or any of its Subsidiaries.

     Existence. Except as permitted under "-- Merger, Consolidation or Sale," the Trust will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business (Section 1004).

     Maintenance of Properties. The Trust will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1005).

     Insurance. The Trust will be required to, and will be required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service (Section 1006).

     Payment of Taxes and Other Claims. The Trust will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material lien upon the property of the Trust or any Subsidiary; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1007).

     Provision of Financial Information.  Whether or not the Trust is subject to
Section 13 or 15(d) of the Exchange Act, the Trust will be required, within 15 days of each of the respective dates by which the Trust would have been required to file annual reports, quarterly reports and other documents with the Commission if the Trust were so subject, to (i) transmit by mail to all holders of Securities, as their names and addresses appear in the applicable register for such Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such sections, (ii) file with the Indenture Trustee copies of the annual reports, quarterly reports and other documents that the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections, and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder (Section 1008).

     Additional Covenants. Any additional covenants of the Trust with respect to any series of Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Security of such series; (b) default in the payment of principal of (or premium, if any, on) any Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Trust contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Trust (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Trust (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or any Significant Subsidiary of the Trust; and (g) any other event of default provided with respect to a particular series of Securities (Section
501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

     If an Event of Default under the Indenture with respect to Securities of any series at the time outstanding occurs and is continuing, then in every such case the Indenture Trustee or the holders of not less than 25% in principal amount of the outstanding Securities of that series will have the right to declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the Indenture Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Securities of such series (or of all Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the Indenture Trustee all required payments of the principal of (and premium, if any) and interest on the Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Indenture Trustee and
(b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Securities of such series (or of all Securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Securities of any series (or of all Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Security affected thereby (Section 513).

     The Indenture Trustee will be required to give notice to the holders of Securities within 90 days of a default under the Indenture unless such default shall have been cured or waived; provided, however, that such Indenture Trustee may withhold notice to the holders of any series of Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment in respect of any Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders (Section 601).

     The Indenture provides that no holders of Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Securities at the respective due dates thereof.

     Subject to provisions in the Indenture relating to its duties in case of default, the Indenture Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of Securities then outstanding under such Indenture, unless such holders shall have offered to the Indenture Trustee thereunder reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding Securities of any series (or of all Securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Trust will be required to deliver to the Indenture Trustee a certificate, signed by one of several specified officers of the Trust, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Securities issued under the Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Security; (e) reduce the above-stated percentage of outstanding Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Security (Section 902).

     The holders of not less than a majority in principal amount of outstanding Securities issued under the Indenture will have the right to waive compliance by the Trust with certain covenants in the Indenture (Section 1013).

     Modifications and amendments of the Indenture will be permitted to be made by the Trust and the Indenture Trustee thereunder without the consent of any holder of Securities for any of the following purposes: (i) to evidence the succession of another person to the Trust as obligor under the Indenture; (ii) to add to the covenants of the Trust for the benefit of the holders of all or any series of Securities or to surrender any right or power conferred upon the Trust in the Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Securities in bearer form, or to permit or facilitate the issuance of Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Securities of any series in any material aspect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Securities;
(vii) to establish the form or terms of Securities of any series; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under the Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of Securities of any series issued under such Indenture in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Securities, provided that such action shall not adversely affect the interests of the holders of the Securities of any series in any material respect (Section 901).

     The Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Security, of the principal amount (or, in the case of Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such indexed security pursuant to Section 301 of the Indenture, and (iv) Securities owned by the Trust or any other obligor upon the Securities or any affiliate of the Trust or of such other obligor shall be disregarded (Section 101).

     The Indenture contains provisions for convening meetings of the holders of Securities of a series (Section 1501). A meeting will be permitted to be called at any time by the Indenture Trustee, and also, upon request, by the Trust or the holders of at least 10% in principal amount of the outstanding Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the holder of each Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Securities of that series; provided, however,that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Securities of that series. Any resolution passed or decision taken at any meeting of holders of Securities of any series duly held in accordance with the Indenture will be binding on all holders of Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Trust may be permitted under the Indenture to discharge certain obligations to holders of any series of Securities issued thereunder that have not already been delivered to the Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Indenture Trustee, in trust, funds in such currency in which such Securities are payable in an amount sufficient to pay the entire indebtedness on such Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Securities of or within any series pursuant to Section 301 of the Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Securities and the obligations to register the transfer or exchange of such Securities, to replace temporary or mutilated, destroyed, lost or stolen Securities, to maintain an office or agency in respect of such Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Securities under Sections 1004 to 1008, inclusive, and Sections 1011 and 1012 under the Indenture (being the restrictions described under "-- Certain Covenants") or, if provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Securities ("covenant defeasance") (Section
1403), in either case upon the irrevocable deposit by the Trust with the Indenture Trustee, in trust, of an amount, in such currency in which such Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404).

     Such a trust will only be permitted to be established if, among other things, the Trust has delivered to the Indenture Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Securities of a particular series are payable for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Securities of a particular series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount receiving by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Securities of any series, (a) the holder of a Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Security into the currency, currency unit or composite currency in which such Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be in U.S. dollars (Section 101).

     In the event the Trust effects covenant defeasance with respect to any Securities and such Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1008, inclusive, and Sections 1011 and 1012 of the Indenture (which sections would no longer be applicable to such Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency in which such Securities are payable, and Government Obligations on deposit with the Indenture Trustee, will be sufficient to pay amounts due on such Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Securities at the time of the acceleration resulting from such event of default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Securities of or within a particular series.

GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable

Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Securities will be described in the applicable Prospectus Supplement relating to such series.

                           ORGANIZATION OF THE TRUST

     The Trust was founded in 1960 as a District of Columbia unincorporated business trust. The Trust's Declaration of Trust currently provides that no shareholder shall be personally liable in connection with the Trust's property or the affairs of the Trust. The Declaration of Trust further provides that the Trust shall indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they become subject by reason of their being or having been shareholders. In addition, the Trust as a matter of practice inserts a clause in its business, management and other contracts which provides that shareholders shall not be personally liable thereunder.

     The trustees of the Trust have approved and have submitted to the shareholders for a vote at the Trust's annual meeting to be held on June 20, 1996 a proposal to reorganize the Trust as a Maryland unincorporated business trust. If approved by a majority of the shareholders, the Trust will merge into a Maryland unincorporated business trust newly formed for the purpose of the reorganization ("Maryland WRIT"), and Maryland WRIT will succeed to all of the business, properties, assets and liabilities of the Trust. The Declaration of Trust of Maryland WRIT is similar to that of the Trust, but Maryland law, among other things, expressly permits the limitation of liability of the Trust's trustees and officers, expressly provides for the indemnification of the Trust's trustees, officers and employees and expressly provides that shareholders are not personally liable for the obligations of the Trust.

     The Trust has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Real estate investment trusts which meet certain qualifications are relieved of federal income taxes on ordinary income and capital gains distributed to shareholders.

                              PLAN OF DISTRIBUTION

     The Trust may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Trust or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Trust, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Trust will be described, in the Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market. The Trust may elect to list any series of Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Securities.

     Under agreements the Trust may enter into, underwriters, dealers, and agents who participate in the distribution of Securities may be entitled to indemnification by the Trust against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Trust in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Securities offered hereby is being passed upon for the Trust by Arent Fox Kintner Plotkin & Kahn, Washington, D.C. David M. Osnos, a trustee of the Trust, is a partner of Arent Fox Kintner Plotkin & Kahn. Andrews & Kurth L.L.P., Washington, D.C., will act as counsel to any underwriters, dealers or agents.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Trust's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions:

    Registration fee -- Securities and Exchange Commission.....................   $34,483
    Blue Sky fees and expenses (including counsel fees)*.......................
    Rating agencies fees*......................................................
    Trustee's fees (including counsel fees)*...................................
    Accounting fees and expenses*..............................................
    Legal fees and expenses*...................................................
    Printing and engraving expenses*...........................................
    Miscellaneous expenses*....................................................
                                                                                  -------
              Total............................................................   $
                                                                                  =======

- ---------------
* To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Declaration of Trust provides that no Trustee or officer of the Registrant shall be personally liable, in tort, contract or otherwise, in connection with the Registrant's property or the affairs of the Registrant, or on account of his own acts or omissions to the Registrant, or to any shareholder, Trustee, officer or agent thereof except for (i) any breach of the duty of loyalty of the Trustee or the officer to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the Trustee or officer derived any improper personal benefit. All persons shall look solely to the Registrant's property for satisfaction of claims of any nature in connection with the affairs of the Registrant.

ITEM 16. EXHIBITS

 1.       -- Form of Underwriting Agreement
 4.       -- Instruments defining the rights of security holders
   (a)    -- Form of Indenture relating to Securities to be entered into by the Registrant and
             The First National Bank of Chicago, as trustee
   (b)    -- Form of Securities*
 5.       -- Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of securities registered*
12.       -- Statements re computation of ratios
23.       -- Consents of experts and counsel
   (a)    -- Consent of Price Waterhouse
   (b)    -- Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in exhibit 5
24.       -- Power of attorney: included on signature page
25.       -- Statement of eligibility of trustee
   (a)    -- Statement of eligibility of The First National Bank of Chicago, as trustee

- ---------------
* To be filed by amendment or incorporated by reference in connection with the offering of the offered Securities.

ITEM 17. UNDERTAKINGS

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kensington, State of Maryland, on the 12th day of June, 1996.

                                          WASHINGTON REAL ESTATE INVESTMENT
                                          TRUST

                                          By:    /s/ EDMUND B. CRONIN, JR.

                                          --------------------------------------
                                                    EDMUND B. CRONIN, JR.
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edmund B. Cronin, Jr. and Larry E. Finger, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------    -------------------------------    --------------
/s/  ARTHUR A. BIRNEY                         Chairman of the Trustees           June 12, 1996
- ------------------------------------------
Arthur A. Birney

/s/  WILLIAM N. CAFRITZ                       Trustee                            June 12, 1996
- ------------------------------------------
William N. Cafritz

/s/  EDMUND B. CRONIN, JR.                    Trustee, President and Chief       June 12, 1996
- ------------------------------------------    Executive Officer
Edmund B. Cronin, Jr.

/s/  BENJAMIN H. DORSEY                       Trustee                            June 12, 1996
- ------------------------------------------
Benjamin H. Dorsey

/s/  LARRY E. FINGER                          Senior Vice President and Chief    June 12, 1996
- ------------------------------------------    Financial Officer (Principal
Larry E. Finger                               Accounting Officer)

/s/  B. FRANKLIN KAHN                         Trustee                            June 12, 1996
- ------------------------------------------
B. Franklin Kahn

/s/  DAVID M. OSNOS                           Trustee                            June 12, 1996
- ------------------------------------------
David M. Osnos

/s/  STANLEY P. SNYDER                        Trustee                            June 12, 1996
- ------------------------------------------
Stanley P. Snyder